SECURITIES AND EXCHANGE COMMISSION
                      	Washington, D.C.  20549

                              	FORM 8-K

                           	CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           	March 17, 1998

                        	ROYAL OAK MINES INC.
	       ------------------------------------------------------
       	(Exact name of registrant as specified in its charter)

                  	Commission File Number 1-4350

ONTARIO, CANADA               		        		98-0160821
-------------------------------           -------------------------------
(State or other jurisdiction of         		(I.R.S. Employer Identification
incorporation or organization)		        		No.)

c/o Royal Oak Mines (USA) Inc.
5501 Lakeview Drive
Kirkland,  Washington
U.S.A.                                    98033
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(Address of principal executive offices)		(Postal/Zip Code)

(425) 822-8992
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Registrant's telephone number, including
area code

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Item 5.   Other Events

On March 17, 1998, the Registrant issued the following press release:

[Royal Oak Mines Inc. Press Release Letterhead]


              FOR  IMMEDIATE  RELEASE  FROM  KIRKLAND

                          	March 17, 1998

	Royal Oak in Default of Senior Secured Debentures

Royal Oak Mines Inc. (TSE and AMEX: RYO) announced today that it has notified the holders of its Senior Secured Debentures that the Company has exceeded the amount of trade payables over 90 days allowed under the covenants in the Senior Secured Debentures resulting in a technical default of this covenant. The provisions of the indentures allow a 20-day "cure period" to enable the Company to remedy this default. Last night the Company's mechanical contractor terminated work at the Kemess project as a result of non-payment with approximately 3-4 weeks of work left for mechanical completion. The project is currently 92% complete.

In conjunction with its financial advisors, the Company is evaluating a number of alternatives to fund the completion of construction of the Kemess Mine and to determine the best course of action to remedy the default. The Company is currently holding discussions with a number of interested parties.

For further information, contact:	 	or in Europe contact:

Mr. J. Graham Eacott 		 	           Mr. David Williamson
Vice-President, Investor Relations		David Williamson Associates
Royal Oak Mines 			                	International Investor Relations
5501 Lakeview Drive			              15 St. Helen's Place, 3rd Floor
Kirkland, WA 98033-7314 		         	London, England  EC3A 6DE
Telephone 	(425) 822-8992	         	Telephone 	011-44-171-628-3989
Facsimile 	(425) 822-3552	         	Facsimile 	011-44-171-920-0563


          	Internet site: http://www.royal-oak-mines.com

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            ROYAL OAK MINES INC.


Date:  March 17, 1998                       By:/s/ James H. Wood
                                            -----------------------
 		                                         James H. Wood
 	                                          Chief Financial Officer